EXTENSION AGREEMENT

     This Extension Agreement (the "Extension Agreement") made as of the 1st day of December, 1997 between Regions Bank (formerly, First Alabama Bank), a state banking corporation with a principal office located at Montgomery, Alabama (the "Lender") and Miltope Corporation, an Alabama corporation with its principal offices located at Montgomery, Alabama, and Miltope Business Products, Inc., a New York corporation, with its principal offices located at_Montgomery, Alabama (herein jointly and severally called the "Borrowers").

                            RECITALS:

     1 On July 27, 1997, that certain Loan Agreement (as heretofore and hereafter amended, (the "Loan Agreement') was executed between the Lender and the Borrowers providing for a Revolving Credit Loan (as defined in the Loan Agreement) in the amount of up to $15,000,000.

     2. The Loan Agreement provides for extensions of the Revolving Credit Loan term for successive periods of up to one year each in such amounts as the Lender may approve, to be effected by execution by the Borrowers and the Lender of an Extension Agreement in the form hereof.

     3. The Loan Agreement has heretofore been extended through May 31,
1998.

     4. The Lender and the Borrowers, by execution of this Extension Agreement, seek to further extend the Revolving Credit
Loan for the period and in the amount hereinafter indicated.

                           AGREEMENTS:

     1. Definitions. All capitalized terms used herein are as defined in the Loan Agreement unless otherwise stated.

     2. Extension of Term and Amount. The Revolving Credit Loan is hereby extended as provided in Section 2.7 of the Loan Agreement for a period of one year, subject to the terms and conditions of the Loan Agreement. The maximum principal amount of the Revolving Credit Loan outstanding at any time shall not exceed $15,000,000. The Termination Date of the Revolving Credit Loan pursuant to this Extension Agreement is May 31, 1999 subject to prepayment and acceleration pursuant to the terms of the Loan Agreement.

     3. Ratification of Loan Agreement. The terms and conditions of the Loan Agreement relating to the Revolving Credit Loan, including the Revolving Credit Note Rate, prepayment provisions, and method of making advances are expressly ratified and affirmed hereby and shall apply with the same force and effect to extensions of credit made during the initial term.

     4. Security. It is expressly agreed, as provided in the Loan Agreement, that any and all borrowing pursuant to this Extension Agreement is secured according to the terms of such Loan Agreement and all security documents executed in connection therewith.

     IN WITNESS WHEREOF, the undersigned have caused this

instrument to be executed by their duly authorized officers on this the 1st day of December, 1997.


                                 BORROWERS:

                                 MILTOPE CORPORATION
(SEAL)

ATTEST:                          By: /s/ George K. Webster
/s/  Edward F. Crowell               ---------------------------
--------------------------
Its  Secretary
                                 MILTOPE BUSINESS PRODUCTS, INC.
(SEAL)
                                 By:  /s/ George K. Webster
                                      --------------------------
ATTEST:
/s/  Edward F. Crowell
-------------------------
Its  Secretary
                                 LENDER:

                                 REGIONS BANK

(SEAL)                           By:  /s/ L.O. Farris Jr.
                                      --------------------------
ATTEST:                               Executive Vice President
/s/  Lee Clapp
--------------------------
Its  Senior Vice President

                      CONSENT OF GUARANTOR

     The undersigned Miltope Group, Inc., a Delaware corporation and a guarantor of the above-referenced Loan Agreement hereby consents to the above Extension Agreement and acknowledges that its guaranty of the obligations of the Borrowers under the Loan

Agreement remain in full force and effect.



     IN WITNESS WHEREOF, the undersigned has caused this

instrument to be executed by its duly authorized officers this

1st day of December, 1997.





                                 MILTOPE GROUP, INC.
(SEAL)


                                 By:  /s/  George K. Webster
ATTEST:                               ---------------------------
/s/  James Matthews
-------------------------
Its  CFO